UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2009

VOIS INC.
(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 201, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 998-3882

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009 Mr. Robert Cohen, a member of the Board of Directors of VOIS Inc., resigned his board seat.  There were no disagreements between the company and Mr. Cohen on any matter.

Item 8.01	Other Events.

Acceptance as an Apple iPhone Developer

As previously announced, we plan to introduce our Apple iPhone application during the first quarter of 2010.  This App will be designed to enable members of VOIS to easily post projects, bid on projects, and socialize the same way they currently do on the VOIS web platform, but customized to iPhone specifications.  On November 17, 2009 we were notified that our enrollment request to join as an iPhone Developer to develop our application with the iPhone SDK has been accepted.   Acceptance of our App will allow us to distribute our App on the App Store and reach millions of iPhone and iPod touch users.

Litigation update

As previously reported, on April 30, 2008 we filed a three-count Complaint in Palm Beach Circuit Court against Edward Spindel and Michael Spindel.  We brought claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment and we sought damages in excess of $968,000.  The defendant’s Counterclaim was filed on February 17, 2009 and we filed our Answer on March 13, 2009.  Over the course of the next several months we responded to the discovery requests.  Based upon a discovery dispute, the defendants moved to compel and said Motion was granted by Order dated July 7, 2009.  On August 5, 2009, the Court ordered the parties to attend a settlement conference with a magistrate judge to be held on September 2, 2009.  The parties appeared before the magistrate but did not reach a resolution and shortly thereafter the parties attended mediation on September 16, 2009, which resulted in an impasse although we initially continued to discuss a possible settlement these discussions did not result in a settlement.  We were originally set to begin trial on this matter on December 12, 2009.

On November 13, 2009, the parties attended a pretrial hearing to address legal issues related to our Complaint and the defendants’ Counterclaim.  Based upon questions posed by the Court and the argument of counsel, the Court dismissed our Complaint without prejudice, providing us 10 days to file an Amended Complaint.  The defendants were also provided 10 days to file an Amended Counterclaim.  Based upon the rulings, the matter was then removed from the Court’s December 2009 trial docket, with an anticipated new trial date within the spring or summer of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

Date: November 19, 2009	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President